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                                                                   EXHIBIT 10(L)


                                                                      Draft
                                                                      -----
                                                                   (3-08-2000)





                              BANK ONE CORPORATION
                         EXECUTIVE LIFE INSURANCE PLAN
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              (As Amended and Restated Effective November 1, 1999)
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                              BANK ONE CORPORATION
                         EXECUTIVE LIFE INSURANCE PLAN
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                   (As Amended and Restated November 1, 1999)

                                   ARTICLE I
                           Establishment and Purpose
                           -------------------------

     The purpose of the BANK ONE CORPORATION Executive Life Insurance Plan (the "Plan") is to provide a death benefit to key employees of BANK ONE CORPORATION (the "Company") through whole life insurance polices under split dollar insurance agreements in order to recruit and retain highly qualified and capable employees. The Plan as set forth herein is an amendment, restatement and continuation, effective November 1, 1999 of the BANC ONE CORPORATION Executive Life Insurance Plan, which was effective November 1, 1994.

                                   ARTICLE II

                                  Definitions
                                  -----------

     Unless the context clearly indicates otherwise, the following words and phrases as used in the Plan shall have the following meanings:

     2.1 "Agreement" means a Split Dollar Insurance Agreement in the form approved by the Company.

     2.2 "Board" (or "Board of Directors") means the present and any succeeding Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "Company" means BANK ONE CORPORATION, a Delaware corporation, which has its principal place of business in Chicago, Illinois, and any organization that is a successor thereto.

     2.5 "Employee" means an employee of the Company or a Related Company (a) who is designated in writing by the Plan Administrator to participate in the Plan and (b) on whose life the Company is able to purchase a Policy on terms and at a cost that are acceptable to the Company in its sole discretion.
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     2.6  "Participant" means either an Employee or, if the Employee so elects and the Company consents, the trustee or trustees of a trust established by the Employee.

     2.7 "Plan" means the "BANK ONE CORPORATION Executive Life Insurance Plan" as set forth herein and as amended from time to time.

     2.8 "Plan Administrator" means the Company or such other person or committee as may be appointed from time to time by the Company to supervise the administration of the Plan.
 .
     2.9 "Plan Year" means the calendar year; provided that records with respect to each individual policy under the Plan shall be maintained on the basis of the applicable policy year.

     2.10 "Policy" means a life insurance policy issued by an insurance company designated by the Company on the life of the Employee or a joint life insurance policy on the life of the Employee and another individual designated by the Employee and approved by the Company.

     2.11 "Related Company" means any employer that is a corporation included with the Company in a "controlled group of corporations," as defined in Code
Section 414(b), or an unincorporated business included with the Company in a group of trades or businesses under "common control," as defined by regulations prescribed by the Secretary of the Treasury under Code Section 414(c).


                                  ARTICLE III

                         Eligibility and Participation
                         -----------------------------

     3.1 Agreements. In order to participate in the Plan, a Participant shall enter into an Agreement with the Company and execute an assignment of the Policy as collateral (the "Collateral Assignment") in favor of the Company on such terms as shall be determined by the Company in its sole discretion. The Agreement and the Collateral Assignment are hereby incorporated into and made a part of the Plan. The Participant's participation shall be conditioned on the Employee's effective waiver of certain Company provided welfare benefits.

     3.2 Policy. Each Agreement shall provide for the purchase of a Policy from an insurance company. Both the identity of the insurance company and the terms of the Policy shall be determined by the Company in its sole discretion.

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     3.3  Benefits.  All benefits paid under the Plan in respect of a
Participant shall be determined by the terms of the applicable Agreement.

     3.4 Multiple Agreements. The Company and a Participant may enter into more than one Agreement pursuant to the Plan.

                                   ARTICLE IV

                                 Administration
                                 --------------

     4.1 In General. The Plan shall be administered by the Plan Administrator, who shall be the Plan's named fiduciary.

     4.2 Expenses. The expenses incident to the operation of the Plan, including the compensating of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance as may be required, shall be paid by the Company.

     4.3 Powers of the Plan Administrator. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Agreement and the Collateral Assignment as defined in Section 3.1, the Plan Administrator shall have the following specific powers and duties in his sole discretion:

          (a) To make and enforce such rules and regulations as he shall deem necessary or proper for the efficient administration of the Plan;

          (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all persons similarly situated;

          (c) To compute the amount of benefits that shall be payable to any Participant in accordance with the provisions of the Plan;

          (d) To appoint other persons to carry out such ministerial responsibilities under the Plan as he may determine; and

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          (e)  To employ one or more persons to render advice with respect to any of his responsibilities under the Plan.

     4.4 Finality. To the extent permitted by applicable law, determinations by the Plan Administrator and any interpretation, rule or decision adopted by the Plan Administrator under the Plan, the Agreement, or the Collateral Assignment or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs and personal representatives.

     4.5 Benefit Claims Procedure. A claim for a benefit under the Plan by any person shall be filed in the manner and governed by the procedures set forth in the Agreement.

                                   ARTICLE V

                                   Amendments
                                   ----------

     5.1 Amendment and Termination. The Company by action of its Board may modify, amend, suspend or terminate the Plan at any time. The Chief Executive Officer or the Head of Human Resources of the Company may amend the Plan in any non-material respect. Whether the amendment is material or not shall be determined by the Chief Executive Officer or Head of Human Resources in his sole discretion.

     5.2 Merger or Consolidation. In the event of a merger or a consolidation by Bank One Corporation with another corporation, or the acquisition of substantially all of the assets or outstanding stock of Bank One Corporation by another corporation, then and in such event the obligations and responsibilities of Bank One Corporation under this Agreement shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participant under this Agreement shall continue.


                                   ARTICLE VI

                                 Miscellaneous
                                 -------------

     6.1 Incapacity. If the Company determines that any person entitled to benefits hereunder is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the

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benefit of such person to his spouse, parent, brother, sister or other party deemed by the Plan Administrator to have incurred expenses for such person.

     6.3 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits due under the Plan until such information or proof is received by the Plan Administrator. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Company may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

     6.4 Policy Claims. Any claim for benefits under a Policy shall be subject to and governed by the terms of the Policy.

     6.5 No Right To Employment. Nothing in this Plan or any Agreement shall be deemed to constitute a contract of employment or to give any Employee the right to be retained in the service of the Company or a Related Company or to interfere with the right of the Company or a Related Company to discharge any Employee at any time without regard to the effect that such discharge may have upon the Employee under the Plan.

     6.6 Withholding Taxes. The Plan Administrator may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. The Employee shall pay all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

     6.7 Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating usage of such phrases as "his or her" and "Related Company or Related Companies," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

     6.8 Headings. Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.

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     6.9  Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     6.10 Governing Law. The Plan shall be construed, administered and regulated in accordance with the laws of the State of Illinois, except to the extent that such laws are preempted by Federal law.

     6.11 Indemnification. Any person who is or was a director, officer, or Employee of the Company or Related Company and each member of the Board shall be indemnified and saved harmless by the Company from and against any and all liability or claims to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the plan, including all expenses reasonably incurred in the Participant's defense in the event that the Company fails to provide such defense

     6.12 Notices. Any communications, statement or notice addressed to a participant who is current Employee at his work location or to a former Employee at his last post office address shown on his employer's records, will be binding upon the Participant for all purposes of the Plan. Neither the Plan Administrator nor the Company or Related Company shall be obligated to search for or ascertain the whereabouts of any Participant.

     6.13 Effective Date. The amendment and restatement of this Plan shall be effective as of November 1, 1999.

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